EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS SECOND QUARTER 2024 RESULTS

ST. LOUIS (August 8, 2024) - Perficient, Inc. (Nasdaq: PRFT) (“Perficient”), the leading global digital consultancy transforming the world’s largest enterprises and biggest brands, today reported its financial results for the quarter ended June 30, 2024.

Financial Highlights

For the quarter ended June 30, 2024:

•Revenues decreased 4% to $222.8 million from $231.1 million in the second quarter of 2023;
•Net income decreased 34% to $17.4 million, compared to $26.4 million in the second quarter of 2023;
•GAAP earnings per share results on a fully diluted basis decreased 33% to $0.49 from $0.73 in the second quarter of 2023;
•Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis decreased 8% to $0.92 from $1.00 in the second quarter of 2023; and
•Adjusted EBITDA (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) decreased 10% to $43.3 million from $48.2 million in the second quarter of 2023.

“We remain well positioned to continue to execute against our long-term strategy and goals,” said Tom Hogan, President and CEO. “We’re excited to move forward on our global growth journey.”

Other Highlights

Among other recent achievements, Perficient:

•Was named a Major Player in the “IDC MarketScape: Worldwide Cloud Professional Services” 2024 Vendor Assessment and was described as “a midsized cloud services provider that can combine client intimacy with industrial-strength capabilities in technology transformation and experience design and build;”
•Launched Scarlett, an AI-powered virtual assistant, to its global workforce. Scarlett was built by Perficient’s AI experts to help colleagues increase their efficiency with work-related tasks by answering questions, connecting them with internal resources, providing translation services, sending timely reminders, and more;
•Was listed as a System Integrator Services and Consultancy in the “IDC Market Glance: Digital Commerce, Q2 2024” and the “IDC Market Glance: Commerce Layer Software and Services, Q2 2024” reports, acknowledging Perficient’s deep understanding of commerce software and ability to deliver experience-driven commerce solutions;
•Achieved the Adobe Customer Journey Analytics Specialization, underscoring Perficient’s commitment to delivering exceptional Adobe solutions and services and its ability to integrate data into a single interface that enables real-time omnichannel analysis and visualization;
•Earned the Salesforce Data Cloud Expert Specialization, serving as a testament to Perficient’s commitment to revolutionizing how businesses leverage their data to drive business outcomes, unlock trapped data, and enhance the customer experience; and
•Launched the PRISM Employee Resource Group which is empowering the LGBTQ+ community and its allies through community building and education, advancing inclusive business practices, and fostering a supportive work environment.

Transaction with EQT

Perficient previously announced it has entered into a definitive agreement to be acquired by an affiliate of BPEA Private Equity Fund VIII (“EQT”), part of EQT AB. As a result of that pending transaction, Perficient will not host an earnings conference call to discuss its second quarter results or provide financial guidance in conjunction with its second quarter earnings release.

About Perficient

Perficient is the leading global digital consultancy. We imagine, create, engineer, and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative, and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our most recently filed annual report on Form 10-K and other securities filings, and the following:

(1)the impact of the general economy and economic and political uncertainty on our business;
(2)risks associated with potential changes to U.S. and foreign laws, regulations, and policies;
(3)risks associated with the operation of our business generally, including:
a. client demand for our services and solutions;
b. effectively competing in a highly competitive market;
c. risks from international operations including fluctuations in exchange rates;
d. adapting to changes in technologies and offerings;
e. ongoing transition of our executive leadership team;
f. obtaining favorable pricing to reflect services provided;
g. risk of loss of one or more significant software vendors;
h. maintaining a balance of our supply of skills and resources with client demand;
i. changes to immigration policies;
j. protecting our clients’ and our data and information;
k. changes to tax levels, audits, investigations, tax laws or their interpretation;
l. making appropriate estimates and assumptions in connection with preparing our consolidated financial statements; and
m. maintaining effective internal controls;
(4)risks associated with managing growth organically and through acquisitions;
(5)risks associated with servicing our debt, the potential impact on the value of our common stock from the conditional conversion features of our debt and the associated convertible note hedge transactions;
(6)legal liabilities, including intellectual property protection and infringement or the disclosure of personally identifiable information;
(7)the risks detailed from time to time within our filings with the Securities and Exchange Commission (the “SEC”);
(8)uncertainties associated with the proposed merger of Perficient with an affiliate of BPEA Private Equity Fund VIII (“EQT”);
(9)the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed merger;
(10)risks related to disruption of management time from ongoing business operations due to the proposed merger;
(11)the risk that the conditions to the proposed merger may not be satisfied in a timely manner or at all;
(12)the risk of any unexpected costs or expenses resulting from the proposed merger;
(13)restrictions imposed on our business during the pendency of the proposed merger;
(14)the risk of any litigation relating to the proposed merger; and
(15)the risk that the proposed merger and its announcement could have an adverse effect on the ability of Perficient to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally.

This list is not exhaustive but is designed to highlight important factors that may impact our forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Perficient, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Services excluding reimbursable expenses	$219,543	$228,573	$430,873	$456,957
Reimbursable expenses	2,911	2,127	6,492	4,596
Total services	222,454	230,700	437,365	461,553
Software and hardware	363	405	756	960
Total revenues	222,817	231,105	438,121	462,513

Cost of revenues (exclusive of depreciation and amortization, shown separately below)
Cost of services	139,535	143,560	279,134	285,248
Stock compensation	2,535	2,608	5,042	5,132
Total cost of revenues	142,070	146,168	284,176	290,380

Selling, general and administrative	40,027	39,390	79,270	78,994
Stock compensation	3,731	4,787	13,654	9,103
Total selling, general and administrative	43,758	44,177	92,924	88,097

Depreciation	1,840	2,224	3,851	4,529
Amortization	4,862	5,523	9,748	11,340
Acquisition costs	132	(71)	1,050	8
Transaction expenses	6,688	—	7,163	—
Adjustment to fair value of contingent consideration	67	(2,701)	108	(4,727)
Income from operations	23,400	35,785	39,101	72,886

Net interest (income) expense	(729)	296	(1,496)	801
Net other (income) expense	(15)	387	(60)	462
Income before income taxes	24,144	35,102	40,657	71,623
Provision for income taxes	6,706	8,740	11,664	18,461

Net income	$17,438	$26,362	$28,993	$53,162

Basic net income per share	$0.51	$0.78	$0.85	$1.57
Diluted net income per share	$0.49	$0.73	$0.81	$1.48
Shares used in computing basic net income per share	34,353	33,988	34,251	33,951
Shares used in computing diluted net income per share	37,072	36,717	36,988	36,707

Net income used in computing diluted net income per share	$17,989	$26,935	$30,081	$54,295

Perficient, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2024 (unaudited)	December 31, 2023
Assets
Current assets:
Cash, cash equivalents and restricted cash	$112,937	$128,886
Accounts receivable, net	195,954	178,998
Prepaid expenses	6,219	5,638
Other current assets	23,298	12,431
Total current assets	338,408	325,953
Property and equipment, net	8,504	11,996
Operating lease right-of-use assets	22,521	21,786
Goodwill	608,774	581,387
Intangible assets, net	70,529	71,118
Other non-current assets	64,542	52,364
Total assets	$1,113,278	$1,064,604

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,083	$18,688
Other current liabilities	66,355	59,784
Total current liabilities	81,438	78,472
Long-term debt, net	398,018	396,874
Operating lease liabilities	17,420	16,446
Other non-current liabilities	45,600	42,189
Total liabilities	$542,476	$533,981
Stockholders’ equity:
Preferred stock	$—	$—
Common stock	54	53
Additional paid-in capital	454,853	432,160
Accumulated other comprehensive loss	(12,504)	(5,461)
Treasury stock	(377,790)	(373,325)
Retained earnings	506,189	477,196
Total stockholders’ equity	570,802	530,623
Total liabilities and stockholders’ equity	$1,113,278	$1,064,604

Perficient, Inc.
Unaudited Condensed Consolidated Statements of Cash Flow
(in thousands)

	Six Months Ended June 30,
	2024	2023
Net income	$28,993	$53,162
Adjustments to reconcile net income to net cash provided by operations	24,948	18,662
Changes in operating assets and liabilities, net of business acquisitions	(24,689)	(6,713)
Net cash provided by operating activities	29,252	65,111
Net cash used in investing activities	(36,180)	(3,553)
Net cash used in financing activities	(8,305)	(31,830)
Effect of exchange rate on cash, cash equivalents and restricted cash	(716)	613
Change in cash, cash equivalents and restricted cash	(15,949)	30,341
Cash, cash equivalents and restricted cash at beginning of period	128,886	30,130
Cash, cash equivalents and restricted cash at end of period	$112,937	$60,471

See the Company's Form 10-Q for the full consolidated statements of cash flows.

About Non-GAAP Financial Information
This news release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

About Non-GAAP Financial Measures
Perficient provides non-GAAP financial measures for adjusted EBITDA (earnings before income taxes, interest, depreciation, amortization, acquisition costs, adjustment to fair value of contingent consideration, stock compensation and the impact of other infrequent or unusual transactions), adjusted net income, and adjusted earnings per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation. Management excludes stock-based compensation related to restricted stock awards, the amortization of intangible assets, amortization of debt issuance costs related to convertible senior notes, acquisition costs, transaction expenses, adjustments to the fair value of contingent consideration, net other income and expense, the impact of other infrequent or unusual transactions, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP financial measures to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information used by Perficient’s management. Specifically, adjusted net income is used by management primarily to review business performance and determine performance-based incentive compensation for executives and other employees. Management uses adjusted EBITDA to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP financial measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted EBITDA, adjusted net income, and adjusted earnings per share. In addition, some items that are excluded from adjusted net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP financial measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP financial measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that eliminating this expense from its non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to merger and acquisition-related activities which are expensed in its GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these are expenses associated with each transaction and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Transaction Expenses
Perficient has incurred a variety of expenses in connection with the transactions contemplated by the Merger Agreement with EQT. Management excludes these items for the purposes of calculating adjusted EBITDA. Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these are one-time expenses that are not reflective of the underlying operations of the business.

Adjustment to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized in earnings. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisitions and are inconsistent in amount and frequency from period to period.

Amortization of Debt Issuance Costs
On November 9, 2021, Perficient issued $380.0 million aggregate principal amount of 0.125% Convertible Senior Notes due 2026, and on August 14, 2020, Perficient issued $230.0 million aggregate principal amount of 1.250% Convertible Senior Notes due 2025 (the “2026 Notes,” and “2025 Notes,” respectively, and collectively, the “Notes”) in private placements to qualified institutional purchasers. Issuance costs attributable to the Notes, in addition to issuance costs related to Perficient’s credit agreement, are being amortized to interest expense over their respective terms. Perficient believes that excluding these non-cash expenses from its non-GAAP financial measures is useful to investors because the expenses are not reflective of Perficient’s business performance.

Foreign Exchange Loss (Gain)
Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in net other (income) expense in our consolidated statements of operations. As our operations expand into countries outside of the United States, foreign exchange gains and losses have and will become increasingly material. Perficient believes that excluding these gains and losses from its non-GAAP financial measures is useful to investors because foreign exchange gains and losses will vary as the underlying currencies fluctuate, which makes it difficult to compare current and historical results.

Stock Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Perficient excludes stock-based compensation expense and the related tax effects for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share because stock-based compensation is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation, are widely used by analysts and investors.

Dilution Offset from Convertible Note Hedge Transactions
It is Perficient’s current intent to settle conversions of the Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. Perficient excludes the shares that are issuable upon conversions of the Notes because Perficient expects that the dilution from such shares will be offset by the convertible note hedge transactions entered into in November 2021 and August 2020 in connection with the issuance of the Notes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP Net Income	$17,438	$26,362	$28,993	$53,162
Adjustments:
Provision for income taxes	6,706	8,740	11,664	18,461
Amortization	4,862	5,523	9,748	11,340
Acquisition costs	132	(71)	1,050	8
Transaction expenses	6,688	—	7,163	—
Adjustment to fair value of contingent consideration	67	(2,701)	108	(4,727)
Amortization of debt issuance costs	631	631	1,262	1,239
Foreign exchange (gain) loss	(14)	382	(37)	471
Stock compensation	6,266	7,395	18,696	14,235
Adjusted Net Income Before Tax	42,776	46,261	78,647	94,189
Adjusted income tax (1)	10,865	11,843	20,055	24,207
Adjusted Net Income	$31,911	$34,418	$58,592	$69,982

GAAP Earnings Per Share (diluted)	$0.49	$0.73	$0.81	$1.48
Adjusted Earnings Per Share (diluted)	$0.92	$1.00	$1.70	$2.04

Shares used in computing GAAP Earnings Per Share (diluted)	37,072	36,717	36,988	36,707
Dilution offset from convertible note hedge transactions	(2,430)	(2,430)	(2,430)	(2,430)
Shares used in computing Adjusted Earnings Per Share (diluted)	34,642	34,287	34,558	34,277

Net income used in computing GAAP Earnings Per Share (diluted)	$17,989	$26,935	$30,081	$54,295

(1)The estimated adjusted effective tax rate of 25.4% and 25.6% for the three months ended June 30, 2024 and 2023, respectively, and 25.5% and 25.7% for the six months ended June 30, 2024 and 2023, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP Net Income	$17,438	$26,362	$28,993	$53,162
Adjustments:
Provision for income taxes	6,706	8,740	11,664	18,461
Net interest (income) expense	(729)	296	(1,496)	801
Net other (income) expense	(15)	387	(60)	462
Depreciation	1,840	2,224	3,851	4,529
Amortization	4,862	5,523	9,748	11,340
Acquisition costs	132	(71)	1,050	8
Transaction expenses	6,688	—	7,163	—
Adjustment to fair value of contingent consideration	67	(2,701)	108	(4,727)
Stock compensation	6,266	7,395	18,696	14,235
Adjusted EBITDA (1)	$43,255	$48,155	$79,717	$98,271

(1)Adjusted EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. Adjusted EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.